Exhibit 1.2

Foremost Clean Energy Ltd.

Common Shares

(no par value)

EQUITY DISTRIBUTION AGREEMENT

July 25, 2025

Canaccord Genuity LLC

1 Post Office Square, Suite 3000

Boston, Massachusetts 02109

Ladies and Gentlemen:

Foremost Clean Energy Ltd., a British Columbia corporation (the “Company”), confirms this agreement (this “Agreement”) with Canaccord Genuity LLC (the “Manager”) as follows:

SECTION 1: Description of Shares. The Company may, from time to time during the term of this Agreement, issue and sell through or to the Manager, as sales agent and/or principal, common shares of the Company (the “Common Shares”), having an aggregate offering price of up to US$15,000,000 (the “Maximum Amount”). The Company agrees that, whenever the Company determines to sell Common Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Company and the Manager, relating to such sale in accordance with Section 3 hereof.

Each of the Company and Manager hereby agrees and acknowledges that all sales and solicitations of sales of the Common Shares by the Manager shall be made solely in the United States and no sales or solicitations of sales of the Common Shares by the Manager shall be done in Canada or any other foreign jurisdiction.

The Company has prepared and will file on the date hereof, in accordance with the provisions of the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement on Form F-3, including a Base Prospectus (as defined below), which specifically relates to Common Shares and other securities which may be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus specifically relating to the Common Shares (the “ATM Prospectus”) to the base prospectus included as part of such registration statement. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, and any post-effective amendment thereto, including the Base Prospectus and the ATM Prospectus, as amended at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in (a) a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A, 430B or Rule 430C under the Act, or (b) a registration statement pursuant to Rule 462(b) under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus,” as used herein, means the ATM Prospectus together with the Base Prospectus. “Permitted Free Writing Prospectuses,” as used herein, means any “issuer free writing prospectus,” as defined in Rule 433 of the Act (“Rule 433”). Any reference herein to the Registration Statement, the Base Prospectus, the ATM Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act as of the date of such document. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the ATM Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the ATM Prospectus, the Prospectus or any Permitted Free Writing Prospectus, as the case may be, of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System.

SECTION 2: Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Manager on and as of (i) the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), (ii) each date on which the Company executes and delivers a Terms Agreement, (iii) the time of each sale of Common Shares pursuant to this Agreement (each, a “Time of Sale”), (iv) each Settlement Date (as defined in Section 3(a)(vi)) and (v) each Bring-Down Delivery Date (as defined in Section 4(o)) (each such date listed in (i) through (v), a “Representation Date”), that:

(a)                   Registration. The Company satisfies the conditions for the use of Form F-3 (including General Instruction I.B.5 of Form F-3) in connection with the offer and sale of the Common Shares as contemplated hereby. As of each Representation Date, other than the Execution Time, the Registration Statement has been declared effective by the Commission under the Act. The Registration Statement, at the Execution Time, and, as then amended, at each other Representation Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) in connection with any offer or sale of Common Shares, meets the requirements set forth in Rule 415(a)(1)(x) under the Act. Copies of the Registration Statement have been or will be delivered by the Company to the Manager.

(b)                   No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any post- effective amendment thereto or the Rule 462(b) Registration Statement, if any, is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission or any securities commission or similar regulatory authority in any province or territory of Canada (collectively, the “Canadian Securities Authorities”). None of the Commission nor the Canadian Securities Authorities has issued any order preventing or suspending the use of the ATM Prospectus or any Permitted Free Writing Prospectus and no proceeding for that purpose has been initiated or, to the knowledge of the Company, is threatened by the Commission or the Canadian Securities Authorities.

(c)                   Registration Statement and Prospectus Conform to the Requirements of the Act. At the Execution Time, the Registration Statement conformed, and, as then amended or supplemented as of each other Representation Date will conform, in all material respects, to the applicable requirements of the Act. When the Prospectus is first filed in accordance with Rule 424(b) under the Act and as of each Representation Date, the Prospectus, as amended or supplemented, will conform, in all material respects, to the applicable requirements of the Act and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Company has advised the Manager, prior to the Execution Time, will be included or made therein. The aggregate market value of securities sold by or on behalf of the Company pursuant to General Instruction I.B.5 of Form F-3 during the 12-month period immediately prior to, and including, the date of this Agreement is no more than one-third of the aggregate market value of the voting and non-voting common equity held by nonaffiliates of the Company, as determined pursuant to General Instruction

I.B.5 of Form F-3. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.5 of Form F-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(d)                   Permitted Free Writing Prospectuses Conform to the Requirements of the Act. Each Permitted Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied with all prospectus delivery and filing requirements applicable to each such Permitted Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Common Shares that would constitute a Permitted Free Writing Prospectus without the prior written consent of the Manager. The Company has retained, in accordance with the Act, all Permitted Free Writing Prospectuses, if any, that were not required to be filed pursuant to the Act.

(e)                   No Material Misstatements or Omissions. As of its effective date, the Registration Statement did not or will not and does not and will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date the Prospectus did not or will not, and does not and will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, if any, as of its date, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, if any, does not conflict with the information contained in the Registration Statement, and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of its date, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 2(e) do not apply to statements in or omissions from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Manager expressly for use therein.

(f)                   Formation and Qualification. The Company and each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”, and together with the Company, the “Company Parties,” or each individually a “Company Party”) has been duly organized and is validly existing and is in good standing as a corporation under the laws of its jurisdiction of organization with full corporate power and authority to own or lease, as the case may be, and operate its properties and conduct its business as described in the Prospectus. Each of the Company Parties is duly registered or qualified to transact business as a foreign corporation and is in good standing in all jurisdictions in which the conduct of its business requires such registration or qualification, except where the failure to be so registered or qualified or to be in good standing would not have a Material Adverse Effect. “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the condition (financial or otherwise), properties, assets, liabilities, results of operations, general affairs, management, financial position, stockholders’ equity, earnings, business or prospects of the Company Parties taken as a whole, whether or not arising from transactions in the ordinary course of business or (ii) the performance of this Agreement or the transactions contemplated by this Agreement.

(g)                   Power and Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Company has all requisite power and authority to issue, sell and deliver the Common Shares, in accordance with and upon the terms and conditions set forth in the articles and notice of articles of the Company (the “Charter”). All corporate action required to be taken by any of the Company Parties or any of their respective directors for the authorization, issuance, sale and delivery of the Common Shares and the consummation of the transactions contemplated by this Agreement has been validly taken.

(h)                   Common Shares. The Common Shares to be issued and sold by the Company hereunder have been duly authorized and reserved and, when issued and delivered and paid for as provided herein, will be duly and validly issued in accordance with the Charter, and will be fully paid and nonassessable and will conform in all material respects to the description of the Common Shares in the Registration Statement and the Prospectus; and except as described in or expressly contemplated by the Registration Statement and the Prospectus and except pursuant to the IRA (as hereinafter defined), there are no outstanding rights (including, without limitation, preemptive rights or registration rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any Common Shares or other equity security in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any equity security of the Company or any such convertible or exchangeable securities, rights, warrants or options.

(i)                    Equity Awards. Except as described in the Registration Statement and the Prospectus, there are no options, restricted shares, restricted share units, warrants, agreements, contracts or other rights or equity-based awards in existence to purchase or acquire from the Company or any of its Subsidiaries any shares in the capital of the Company or any of its Subsidiaries. The description of the Company’s equity incentive plans or arrangements (the “Company Equity Incentive Plans”), and the options, restricted shares, restricted share units or other rights or equity-based awards granted thereunder (the “Equity Awards”), set forth in the Registration Statement and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such Company Equity Incentive Plans and Equity Awards. Each grant of an Equity Award (A) was duly authorized no later than the date on which the grant of such Equity Award was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (B) was made in accordance with the terms of the applicable Company Equity Incentive Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws and (C) was properly accounted for in accordance with IFRS (as defined below) in the financial statements (including the related notes) of the Company included in the Registration Statement and the Prospectus.

(j)                    Outstanding Common Shares. As of the date hereof, the issued and outstanding capital of the Company consists of 12,181,474 Common Shares. All such shares have been duly authorized and validly issued and are fully paid and are non-assessable.

(k)                    Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(l)                   Restrictions on Company Parties’ Ownership of Securities. Other than the Company’s ownership of all of the share capital of its Subsidiaries, none of the Company Parties own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity except as may be disclosed in the Registration Statement and Prospectus after the Execution Time and in accordance with this Agreement.

(m)                   No Violation or Default. Except as disclosed in the Registration Statement and the Prospectus, no Company Party is (i) in violation of its charter or bylaws, articles or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Company Party is a party or by which such Company Party is bound or to which any of the property of any Company Party is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such Company Party or any of its properties, except, in the case of clauses (ii) and (iii) above, for any such default, prospective default or violation that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

(n)                   No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Common Shares, the consummation by the Company of the transactions contemplated hereby, and the application of the proceeds as described under the caption “Use of Proceeds” in the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Company Party pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Company Party is a party or by which any Company Party is bound or to which any of the property of any Company Party is subject, (ii) result in any violation of the provisions of the charter or bylaws, articles or similar organizational documents of any Company Party or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such Company Party or any of its properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)                   No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required in connection with the issuance and sale of the Common Shares and the consummation by the Company of the transactions contemplated hereby, except for (i) the registration of the Common Shares under the Act and the Exchange Act, (ii) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) under applicable state securities laws in connection with the purchase and distribution of the Common Shares by the Manager, (iv) consents, approvals, authorizations, orders, licenses, registrations or qualifications that have been or, prior to the date hereof, as applicable, will be obtained, (v) consents, approvals, authorizations, orders, licenses, registrations or qualifications that, if not obtained, would not have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement, (vi) any listing applications and related consents or any notices required by The Nasdaq Stock Market (“Nasdaq”) or the Canadian Securities Exchange (the “CSE”) in the ordinary course of the offering of the Common Shares, (vii) filings with the Commission pursuant to Rule 424(b) under the Act or (viii) filings with the Commission on Form 6-K or otherwise with respect to this Agreement or required to be made in connection with the transactions contemplated hereby or the registration of the Common Shares under the Act or the Exchange Act.

(p)                   Legal Proceedings. Except as described in the Registration Statement or the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits, inquiries or proceedings pending or, to the knowledge of the Company, threatened to which any Company Party is or may be a party or to which any property of any Company Party is or may be the subject that, individually or in the aggregate, if determined adversely to any Company Party, would reasonably be expected to have a Material Adverse Effect. There are no current or pending legal, governmental or regulatory investigations, actions, suits, inquiries or proceedings that are required under the Act to be described in the Registration Statement or the Prospectus that are not so described therein.

(q)                   Independent Accountants. Davidson & Company LLP (the “Accountant”), which has audited certain financial statements of the Company, is an independent registered public accounting firm with respect to each entity it has audited within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act. To the Company’s knowledge, the Accountant is not and was not, during the term of its engagement as the Company’s independent registered public accounting firm, in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) with respect to the Company. The Accountant is independent with respect to the Company as required by applicable Canadian professional standards; and in the period of three years prior to the date hereof, there has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) between the Company and such accountants.

(r)                   Title to Real and Personal Property. Except as described in the Registration Statement and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not have a Material Adverse Effect: the Company Parties have indefeasible title to all real property and good title to all personal property described in the Registration Statement and the Prospectus as being owned by any of them, free and clear of all liens, other than as do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus; and all the property described in the Registration Statement and the Prospectus as being held under lease by the Company Parties are held thereby under valid, subsisting and enforceable leases, except to the extent the failure to so hold does not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus.

(s)                   Consents and Permits. Except as disclosed in the Registration Statement and the Prospectus, the Company Parties have made all filings, applications and submissions required by, possess and are operating in compliance with, all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by the appropriate Governmental Authority necessary for the ownership or lease of their respective properties or to conduct their businesses as described in the Registration Statement and the Prospectus (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not have a Material Adverse Effect; the Company Parties are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity, individually or in the aggregate, would not have a Material Adverse Effect; and none of the Company Parties have received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non- renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, or have any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. “Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing. The Company Parties possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and none of the Company Parties has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(t)                    Mining Rights. The Company or the Subsidiaries hold either freehold title, mining leases, mining concession, mining claims, surface rights or participating interests or other conventional property or proprietary interests or rights, as applicable (collectively, “Mining Rights”), recognized in the area comprising any mining projects of the Company or the Subsidiaries (the “Mining Projects”) under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company and the Subsidiaries to access each of the Mining Projects and explore the minerals relating thereto; all property, leases or claims in which the Company and the Subsidiaries has an interest or right have been validly located and recorded in accordance in all material respects with all applicable laws and are valid and subsisting except where the failure to be so would not reasonably be expected to have a Material Adverse Effect on the Company or the Subsidiaries; the Company and the Subsidiaries have all the necessary surface rights, access rights and other necessary rights and interests relating to the properties in the Mining Projects granting the Company and the Subsidiaries the right and ability to access and explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interests therein of the Company, with only such exceptions as do not interfere with the use made by the Company or the Subsidiaries of the rights or interest so held; and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Company or the Subsidiaries except where the failure to be so would not reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, as a whole. The Mining Rights in respect of the Mining Projects constitute all material Mining Rights in which the Company has a beneficial interest. As of the date hereof, Company’s interest in (i) the lithium properties encompassing 78 discrete claims totaling over 43,000 acres (17,500 hectares), consisting of: (1) the Zoro Property; (2) the Jean Lake Property; (3) the Grass River Property; and (4) the Peg North Property in Manitoba, Canada, and (ii) 10 prospective properties spanning over 330,000 acres in the Athabasca Basin in Saskatchewan, Canada (the “Uranium Properties”) are the only Mining Projects that are material to the Company (the “Material Mining Properties”).

(u)                   Mining Obligations. To the knowledge of the Company, all assessments or other work required to be performed or payments required to be made in relation to the material Mining Rights of the Company and each of the Subsidiaries in order to maintain its and their interests therein have been performed or made to date and the Company and each of the Subsidiaries has complied in all respects with all applicable laws, regulations and governmental policies in this connection as well as legal and contractual obligations to third parties in this connection except for any non-compliance which could not either individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company on a consolidated basis. All material Mining Rights of the Company and each of the Subsidiaries are in good standing in all material respects as of the date of this Agreement.

(v)                   Mineral Rights Agreements. Any and all of the agreements and other documents and instruments relating to any mineral rights are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, neither the Company nor any of its subsidiaries is in default of any of the material provisions of any such agreements, documents or instruments, nor to the knowledge of the Company has any such default been alleged, except in each case as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)                   Expropriation. To the knowledge of the Company, there are no expropriations or similar proceedings or any material challenges to title or ownership, actual or threatened, of which the Company or any of the Subsidiaries has received notice against the Mining Rights of the Company or any of the Subsidiaries, or any part thereof.

(x)                   Mining Activities. All mineral exploration, development and production activities on the properties of the Company and the Subsidiaries conducted by the Company and the Subsidiaries and, to the knowledge of the Company, by any other person have been conducted in all material respects in accordance with good mining and engineering practices and all applicable workers’ compensation and health and safety and workplace laws, regulations and policies have been duly complied with except where the failure to so conduct operations could not reasonably be expected to have a Material Adverse Effect on the Company on a consolidated basis.

(y)                    Technical Reports. The Company has filed all technical reports required by Subpart 1300 of U.S. Securities and Exchange Commission Regulation S-K (“Regulation S-K 1300”) and National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), as applicable. The scientific and technical information set forth in the Registration Statement and the Prospectus relating to the Mining Projects is based upon information prepared by or under the supervision of, or approved by, a “qualified person” (as such term is defined in Regulation S-K 1300). To the knowledge of the Company, the technical reports filed by the Company with the Commission and applicable Canadian Securities Authorities (the “Technical Reports”) complied in all material respects with the applicable requirements of NI 43-101 and Form 43-101F1 – Technical Report and/or Regulation S-K 1300 and Item 601(b)(96) thereof, as applicable, at the time of filing and each Technical Report reasonably presents the quantity of mineral reserves and mineral resources, estimated economic parameters and economic analysis attributable to the properties evaluated therein as at the date stated therein based upon information available at the time the Technical Report were prepared. The Company made available to the authors of the Technical Report, prior to the issuance thereof, for the purpose of preparing such report, all information requested by them, and none of such information contained any misrepresentation at the time such information was so provided. The Company is in compliance in all material respects with the provisions of NI 43-101 and/or Regulation S-K 1300, as applicable, and the Company has filed the Technical Reports as required thereby and there has been no change that would disaffirm or change any aspect of the Technical Reports in any material respect or require the Company to file updated Technical Reports in accordance with Regulation S-K 1300 and/or NI 43-101, as applicable.

(z)                   Relationship with Governmental Authorities. The Company and the Subsidiaries maintain, and reasonably expect to maintain, a good relationship with all Governmental Authorities in the jurisdictions in which the Mining Projects are located, or in which such parties otherwise carry on their business or operations. All such government relationships are intact and mutually cooperative and, to the knowledge of the Company, there exists no condition or state of facts or circumstances in respect thereof, that would prevent the Company or the Subsidiaries from conducting their business and all activities in connection with the Mining Projects as currently conducted or proposed to be conducted and there exists no actual or, to the knowledge of the Company, threatened termination, limitation or other adverse modification in any such relationships with such Governmental Authorities.

(aa) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any Company Party, on the one hand, and the directors, officers, equity holders, customers or suppliers of any Company Party, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents.

(bb) Investment Company Act. None of the Company Parties is now or, after giving effect to the offering and sale of the Common Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(cc) Taxes. The Company Parties have paid all federal, provincial, state, local, foreign and franchise taxes and filed all federal, provincial, state, local, foreign and franchise tax returns required to be paid or filed through the date hereof, except for (i) the payment of any taxes (A) that are being contested in good faith and for which adequate reserves have been provided or (B) which, if not paid, would not have, individually or in the aggregate, a Material Adverse Effect, and (ii) the filing of any tax returns as to which the failure to file would not have, individually or in the aggregate, a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against any Company Party or any of their respective properties, except as would not have, individually or in the aggregate, a Material Adverse Effect.

(dd) No Labor Disputes. No labor disturbance by or dispute with employees of any of the Company Parties exists or, to the knowledge of the Company, is contemplated or threatened, and none of the Company Parties are aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their principal suppliers, contractors or customers, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.

(ee) Compliance with and Liability under Environmental Laws. Except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(ff) Compliance with Occupational Laws. The Company and each of its Subsidiaries (A) is in compliance with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all Permits or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance with all terms and conditions of such Permit or approval, except in the case of each of clauses (A), (B) and (C), where such failure to be in compliance or receive approvals would reasonably be expected to result in material liability for the Company. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws.

(gg) Hazardous Substances. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has used, except in compliance with all Environmental Laws or except to the extent that the consequences would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, any property or facility which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any hazardous or toxic substances or wastes, pollutants or contaminants.

(hh) Environmental Clean-Up. Except as ordinarily or customarily required by applicable permits, neither the Company nor any of the Subsidiaries has received any notice that it is responsible or potentially responsible for a federal, state, local and foreign clean-up site or corrective action under any Environmental Laws except where such action could not reasonably be expected to have a Material Adverse Effect on the assets or properties, business, results of operations, prospects, or condition (financial or otherwise) of the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries has received any request for information in connection with any federal, state, local or foreign inquiries as to disposal sites except where such inquiries could not reasonably be expected to have a Material Adverse Effect on the assets or properties, business, results of operations, prospects, or condition (financial or otherwise) of the Company on a consolidated basis.

(ii) Environmental Audits. To the knowledge of the Company, there are no environmental audits, evaluations, assessments, studies or tests relating to the Company or any of the Subsidiaries, except for ongoing assessments conducted by or on behalf of the Company or the Subsidiaries in the ordinary course.

(jj) Disclosure Controls. The Company maintains effective “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) which (i) are designed to ensure that material information relating to the Company Parties is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, especially during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter, and (iii) are effective in all material respects to perform the functions for which they were established.

(kk) Insurance. The Company Parties have, insurance in such amounts and covering such risks as is prudent, reasonable and customary for companies engaged in similar businesses in similar industries; none of the Company Parties have received notice from any insurer or agent of such insurer that material capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and in full force and effect and none of the Company Parties have received any notice of cancellation or proposed cancellation relating to such insurance.

(ll) Internal Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with International Financial Reporting Standards (“IFRS”). The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal accounting controls are effective and the Company is not aware of any material weaknesses in the accounting controls of the Company. The Company’s independent auditors and board of directors have been advised of: (x) all “material weaknesses” and “significant deficiencies” (each, as defined in Rule 12b-2 of the Exchange Act), if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (y) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls (whether or not remediated); all such material weaknesses and significant deficiencies, if any, have been disclosed in the Registration Statement and the Prospectus in all material respects; and, since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(mm) Financial Information. The consolidated historical financial statements, including the notes thereto, and schedules of the Company Parties included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved (except as otherwise noted therein). All non-IFRS financial information included or incorporated by reference in the Registration Statement and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the Registration Statement and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s consolidated financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. The pro forma consolidated financial statements of the Company and its Subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly, in all material respects, the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other historical or pro forma financial statements or schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus.

(nn) No Unlawful Payments. None of the Company Parties nor any director, officer or employee of any of the Company Parties nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of any Company Party has (i) used any Company Party funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Corruption of Foreign Public Officials Act (Canada), the Criminal Code (Canada), or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Each Company Party has instituted, maintains and enforces, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all such applicable anti-bribery and anti-corruption laws.

(oo) Compliance with Anti-Money Laundering Laws. The operations of the Company Parties are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA Patriot Act”), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the applicable money laundering statutes of all jurisdictions where any Company Party conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit, inquiry or proceeding brought by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company Parties with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened; the Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Manager is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Manager to properly identify its clients.

(pp) No Conflicts with Sanctions Laws. None of the Company Parties, nor any directors, officers or employees thereof, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of any Company Party, is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or Global Affairs Canada and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the Company Parties located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Common Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past ten (10) years, none of the Company Parties have knowingly engaged in or are now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. None of the Company Parties nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of a Company Party, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (x) the subject of any Sanctions or (y) located, organized or resident in a Sanctioned Country.

(qq) No Restrictions on Subsidiaries. No direct or indirect Subsidiary of the Company is prohibited or restricted, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any distributions or dividends to the Company, from making any other distribution on such Subsidiary’s ownership interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company. Except as set forth in the Registration Statement and in the Prospectus, the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries of the Company free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction.

(rr) No Broker’s Fees. None of the Company Parties has incurred any liability, or is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against such Company Party or the Manager, for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Common Shares.

(ss) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, (i) there has not been any change in the capital stock or long-term debt of any Company Party, or any dividend or distribution of any kind declared, set aside for payment, paid or made by a Company Party on any class of capital stock, or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the business, properties, prospects, earnings, rights, assets, management, financial position, or results of operations of the Company Parties taken as a whole; (ii) none of the Company Parties has entered into any transaction or agreement that is material to the Company Parties taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company Parties taken as a whole; and (iii) none of the Company Parties has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement or Prospectus (including any document deemed incorporated by reference therein).

(tt) No Stabilization. The Company Parties and their respective directors, officers, affiliates and controlling persons have not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

(uu) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in or incorporated by reference into the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(vv) Sarbanes-Oxley Act. The Company and the Subsidiaries will in all material respects maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with IFRS, (iii)   that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company and the Subsidiaries will in all material respects, maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

(ww) Status under the Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Common Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act.

(xx) Reporting Issuer Status. The Company is, and will be at the Time of Sale, a reporting issuer in the provinces of British Columbia, Alberta and Ontario and is not on the list of defaulting reporting issuers maintained by the Canadian Securities Authority in each of British Columbia, Alberta and Ontario, the Company is in compliance, in all material respects, with its continuous and timely disclosure obligations under Canadian securities laws and under the rules and regulations of Nasdaq and the CSE and has filed all documents required to be filed by it with the applicable Canadian Securities Authorities under applicable Canadian securities laws; the Company has not filed any confidential material change reports with any of the applicable Canadian Securities Authorities that remain confidential at the date hereof.

(yy) Listing of the Common Shares. At the Time of Sale, the Company will have filed an application for listing of the Common Shares on Nasdaq and shall have notified the CSE of the issuance of the Common Shares. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act, delisting the Common Shares from Nasdaq or the CSE, nor has the Company received any notification that the Commission, Nasdaq or the CSE is contemplating terminating such registration or listing or has objected to the listing of the Common Shares. Except as disclosed in the Registration Statement and the Prospectus, the Company is in compliance with all applicable listing requirements of Nasdaq and the CSE.

(zz) CSE Listing. The Common Shares are listed and posted for trading on the CSE and all necessary consents, approvals, authorizations have been obtained by the Company from the CSE to ensure that, subject to fulfilling the standard listing conditions of the CSE, the Common Shares will be listed and posted for trading on the CSE upon their issuance.

(aaa) Description of Securities. There are no statutes, regulations, contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or filed as required. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Common Shares, will not distribute any offering material in connection with the offering or sale of the Common Shares other than the Registration Statement and the Prospectus and any Permitted Free Writing Prospectus to which the Manager has consented.

(bbb) Cybersecurity. The Company’s and each of its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and each of its Subsidiaries as currently conducted, to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and each of its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR (as defined below); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and each of its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ccc) Compliance with Data Privacy Laws. The Company and each of its Subsidiaries are, and since September 30, 2022 have been, in material compliance with all applicable provincial, state and federal data privacy and security laws and regulations, including without limitation HIPAA and the Personal Information Protection and Electronic Documents Act (S.C. 2000, c. 5) and the Company and each of its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since September 30, 2022, has been and currently is in compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and each of its Subsidiaries have in place, complies with, and takes appropriate steps reasonably designed to ensure compliance in all material respects with its policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). Since September 30, 2022, the Company and each of its Subsidiaries have made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any of its Subsidiaries: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(ddd) Projections and Forward-Looking Statements. No projection or other forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances or has been disclosed other than in good faith. No such statement was made with the knowledge of an executive officer or director of the Company that was false or misleading.

(eee) Compliance with Laws. The Company and its Subsidiaries have not violated and are in compliance in all material respects with all laws, statutes, ordinances, regulations, rules and orders of each foreign, federal, provincial, state or local government and any other governmental department or agency having jurisdiction over the Company and the Subsidiaries, and any judgment, decision, decree or order of any court or governmental agency, department or authority having jurisdiction over the Company and the Subsidiaries, except for such violations or noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect.

(fff) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(ggg) Stock Transfer Taxes. On each Settlement Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Common Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

SECTION 3: Sale and Delivery of Common Shares.

(a)         On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell through or to the Manager, as sales agent and/ or principal, as and when it provides instructions, in its discretion, for the sale of the Common Shares, and the Manager agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell, as sales agent for the Company, the Common Shares on the following terms.

(i)                   The Common Shares are to be sold by the Manager on a daily basis or otherwise as shall be mutually agreed upon by the Company and the Manager on any trading day for Nasdaq (other than a day on which Nasdaq is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”), for which (A) the Company, through any of the individuals listed as authorized representatives of the Company on Schedule A hereto, as such Schedule A may be amended from time to time (the “Authorized Company Representatives”), has instructed the Manager by telephone (confirmed promptly by electronic mail containing a notice substantially in the form attached hereto as Exhibit 3(a)(i), with a copy to each of the other Authorized Company Representatives at such time) to make such sales and (B) the Company has satisfied its obligations under Sections 4, 5 and 6 hereof. On or before a Trading Day that the Company wishes to sell the Common Shares, the Company will designate in a notice delivered by electronic mail substantially in the form attached hereto as Exhibit 3(a)(i) the maximum amount of the Common Shares to be sold by the Manager daily or over a specific trading period as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the Registration Statement (including any limit set forth in General Instruction I.B.5 thereof, if applicable) or in an amount, together with all sales of the Common Shares under this Agreement, in excess of the amount of Common Shares authorized from time to time to be issued and sold under this Agreement or below any minimum price below which sales of the Common Shares may not be effected) and any other limitations specified by the Company and mutually agreed by the Manager. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or other security holders of the Company or the Company Parties or to a trustee or other person acquiring the Common Shares for the accounts of such persons in which the Manager is acting for the Company in a capacity other than as Manager under this Agreement. Subject to the terms and conditions of this Section 3(a), the Manager may sell the Common Shares by any method permitted by law deemed to be an At the Market Offering (as defined below), including, without limitation, sales made by means of ordinary brokers’ transactions, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices (such transactions are hereinafter referred to as “At the Market Offerings”). Subject to the terms and conditions of this Section 3(a) and the other terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company Parties and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 6 hereof), the Manager shall use its commercially reasonable efforts to offer and sell all of the Common Shares designated; provided, however, that the Manager shall have no obligation to offer or sell any Common Shares, and the Company acknowledges and agrees that the Manager shall have no such obligation, in the event that an offer or sale of the Common Shares on behalf of the Company may, in the reasonable judgment of the Manager, constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, or the Manager reasonably believes that it may be deemed to be an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of Nasdaq that qualify for delivery of a Prospectus to Nasdaq in accordance with Rule 153 under the Act.

(ii)                   Notwithstanding the foregoing, the Company, through any of the Authorized Company Representatives, may instruct the Manager by telephone (confirmed promptly by electronic mail) not to sell the Common Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Common Shares for a specified period (a “Suspension Period”); provided, however, that such Suspension Period shall not affect or impair the parties’ respective obligations with respect to the Common Shares sold hereunder prior to the giving of such notice and provided, further, that there shall be no obligations under Sections 4(o), 4(p), 4(q), 4(r), 4(s) and 4(t) with respect to the delivery of certificates, opinions, or comfort letters to the Manager during a Suspension Period and that such obligations shall recommence on the termination of the Suspension Period.

(iii)                     The Manager hereby covenants and agrees not to make any sales of the Common Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Common Shares on behalf of the Company in its capacity as agent of the Company as shall be mutually agreed upon by the Company and the Manager.

(iv)                   The compensation to the Manager, as an agent of the Company, for sales of the Common Shares shall be up to 3.0% of the gross sales price of the Common Shares sold pursuant to this Section 3(a). The remaining proceeds shall constitute the net proceeds to the Company for such Common Shares (the “Net Proceeds”).

(v)                   If acting as sales agent hereunder, the Manager shall provide written confirmation to the Company (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on Nasdaq each day in which the Common Shares are sold pursuant to this Section 3(a) setting forth (i) the number of Common Shares sold on such day, (ii) the Net Proceeds to the Company, and (iii) the compensation payable by the Company to the Manager with respect to such sales.

(vi)                    Settlement for sales of the Common Shares pursuant to this Section 3(a) will occur on the first (1st) business day that is also a trading day on Nasdaq following the date on which such sales are made (each such date, a “Settlement Date”). On each Settlement Date, the Common Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Common Shares. Settlement for all such Common Shares shall be effected by free delivery of the Common Shares by the Company or its transfer agent to the Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DTC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default upon its obligation to deliver the Common Shares on any Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereof, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Common Shares through DTC for purposes of this Section 3(a)(vi).

(vii)                     At each Representation Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the Common Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(b)         If the Company wishes to issue and sell the Common Shares other than as set forth in Section 3(a) hereof, it will notify the Manager of the proposed terms of such issuance and sale (each, a “Placement”). If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and the Manager will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c)         Under no circumstances shall the Company cause or request the offer or sale of any Common Shares if, after giving effect to the sale of such Common Shares, the aggregate gross sales proceeds of Common Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Common Shares under this Agreement, the Maximum Amount (including any limit set forth in General Instruction I.B.5 thereof, if applicable) and (B) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized officer, and notified to the Manager in writing. Under no circumstances shall the Company cause or request the offer or sale of any Common Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized officer. Further, under no circumstances shall the Company cause or permit the aggregate offering amount of Common Shares sold pursuant to this Agreement to exceed the Maximum Amount. The Manager shall have no responsibility for maintaining records with respect to Common Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Common Shares duly authorized by the Company. Notwithstanding the foregoing, the Manager shall maintain accurate records with respect to the Common Shares that have been sold pursuant to this Agreement and shall make such records available to the Company.

(d)         Each sale of the Common Shares through or to the Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement. The Manager’s commitment, if any, to purchase Common Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the Manager shall specify the requirements, if any, for the officers’ certificates, legal opinions and comfort letters pursuant to Sections 4(o), 4(p), 4(q), 4(r), 4(s) and 4(t) hereof.

(e)         Subject to the limitations set forth herein and as may be mutually agreed upon by the Company and the Manager, sales effected pursuant to this Agreement may not be requested by the Company and need not be made by the Manager during any period in which the Company is, or could be deemed to be, in possession of material non- public information.

(f)         The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling the Common Shares, (ii) the Manager will not incur liability or obligation to the Company or any other person or entity if it does not sell Common Shares for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Common Shares in accordance with the terms of this Agreement, and (iii) the Manager shall not be under any obligation to purchase Common Shares on a principal basis pursuant to this Agreement except as otherwise specifically agreed by the Manager and the Company pursuant to a Terms Agreement.

SECTION 4: Covenants of the Company. The Company agrees with the Manager:

(a)                   During the period in which a prospectus relating to the Common Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), to notify the Manager promptly of the time when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus has been filed; to prepare and file with the Commission, promptly upon the Manager’s request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Manager’s reasonable opinion, may be necessary or advisable in connection with the offer of the Common Shares by the Manager; and to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act and with applicable Canadian Securities Authorities as required pursuant to applicable Canadian securities laws (including, without limitation, the Securities Act (British Columbia), BC Instrument 72-503 – Distribution of Securities Outside of British Columbia and the rules and policies of the CSE).

(b)                   To promptly advise the Manager, confirming such advice in writing (which may be made by electronic mail), of any request by the Commission or any other securities regulatory authority for amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus or for additional information with respect thereto, or of notice of examination, institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Manager of any proposal to amend or supplement the Registration Statement, the Base Prospectus or the Prospectus, and to provide the Manager and counsel for the Manager copies of any such documents (excluding any documents incorporated or deemed incorporated therein by reference) for review and comment in a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, Common Shares)) to which the Manager shall have objected in writing.

(c)                   To make available to the Manager, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented at such time if the Company shall have made any amendments or supplements thereto) as the Manager may reasonably request; in case the Manager are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Common Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to ensure compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(d)                   Subject to Section 4(b) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus relating to the Common Shares is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Common Shares.

(e)                   To promptly notify the Manager of the happening of any event that could require the making of any change in the Prospectus as then amended or supplemented so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Common Shares, to prepare and furnish, at the Company’s expense, to the Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as the Manager may reasonably request.

(f)                  To furnish such information as may be required and otherwise cooperate in qualifying the Common Shares for offer and sale under the securities laws of such jurisdictions as the Manager may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Common Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Common Shares); and to promptly advise the Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Shares for offer or sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.

(g)                   To make all necessary filings and to obtain all necessary regulatory consents and approvals, including approvals required by applicable Canadian securities laws, Nasdaq and the CSE, and the Company will pay all filing fees required to be paid in connection with such filings and consents. Without limiting the foregoing, the Company shall take all necessary steps to ensure that the exemption contained in Section 4 of BC Instrument 72-503 – Distribution of Securities Outside of British Columbia is available for the distribution of the Common Shares.

(h)                   To make generally available to the Company’s security holders, and to deliver to the Manager, an earnings statement of the Company covering a period of twelve (12) months which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

(i)                   To apply the net proceeds from the sale of the Common Shares pursuant to this Agreement and any Terms Agreement in the manner set forth under the caption “Use of Proceeds” in the ATM Prospectus.

(j)                   At any time that the Company has instructed the Manager to sell the Common Shares pursuant to Section 3(a)(i) hereof but such instructions have not been fulfilled, settled or cancelled, the Company agrees not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for Common Shares or warrants or other rights to purchase Common Shares or any other securities of the Company that are substantially similar to the Common Shares or permit the registration under the Act of any Common Shares, in each case without giving the Manager at least three (3) business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may (i) register the offer and sale of the Common Shares through the Manager pursuant to this Agreement or any Terms Agreement; (ii) issue Common Shares pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof; (iii) issue Common Shares in connection with the exercise of any warrants outstanding prior to the date hereof; (iv) issue Common Shares in connection with any acquisition or (v) issue Common Shares or securities convertible into or exchangeable or exercisable for Common Shares or warrants or other rights to purchase Common Shares to Denison Mines Corp. (“Denison”) in connection with and pursuant to the amended and restated investor rights agreement dated July 23, 2025 between Denison and the Company (the “IRA”), provided, that in connection with such issuance, the seller(s) agrees in writing to be bound by the provisions of this Section 4(j). In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(j), the Manager may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by the Manager.

(k)                   Not to take, and to cause each other Company Party not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of Common Shares to facilitate the sale or resale of the Common Shares..

(l)                   To use its commercially reasonable efforts to cause the Common Shares to maintain its listing on Nasdaq and the CSE.

(m)                        The Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Common Shares for the purpose of enabling the Company to issue the Common Shares pursuant to this Agreement.

(n)                   To advise the Manager promptly after it receives notice or obtains knowledge of any information or fact that would materially alter or affect any opinion, certificate, letter or other document provided to the Manager pursuant to Section 6 hereof.

(o)                   Upon commencement of the offering of the Common Shares under this Agreement (and upon recommencement of the offering of the Common Shares under this Agreement following a Suspension Period) and promptly after each date that (i) the Registration Statement or the Prospectus is amended or supplemented (other than pursuant to subclause (ii) below and other than by a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Common Shares), or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (the date of commencement of the offering of the Common Shares under this Agreement and each date referred to in subclauses (i) and (ii) above, are collectively referred to as a “Bring-Down Delivery Date”), to furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered on the Bring-Down Delivery Date, in form satisfactory to the Manager, to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement that was last furnished to the Manager are true and correct as of such Bring-Down Delivery Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that the filing of a Current Report on Form 6-K will not constitute a Bring-Down Delivery Date under clause (ii) above unless either (A)(x) such Current Report on Form 6-K is filed at any time during which either a prospectus relating to the Common Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 6-K is filed at any time from and including the date of a Terms Agreement through and including the relevant Settlement Date and (y) the Manager has reasonably requested that such date be deemed to be a Bring- Down Delivery Date based upon the event or events reported in such Current Report on Form 6-K or (B) such Current Report on Form 6-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 6-K or part thereof under Item 2.02 that is considered “filed” under the Exchange Act (but excluding, for the avoidance of doubt, information “furnished” pursuant to Item 2.02 or 7.01 of Form 6-K); and provided, further, that the obligation of the Company under this subsection (o) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(p)                   To furnish or cause to be furnished forthwith to the Manager at or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Common Shares under this Agreement following a Suspension Period), a written opinion letter (including negative assurance) of (i) Dorsey & Whitney, LLP, U.S. counsel for the Company, (ii) Stikeman Elliott LLP, Canadian counsel for the Company, or (iii) other counsel satisfactory to the Manager (together, “Company Counsel”), dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions; provided, however, that in lieu of such opinions for subsequent Bring-Down Delivery Date that each Company Counsel is required to deliver, such Company Counsel may furnish the Manager with a letter to the effect that the Manager may rely on a prior opinion delivered under this Section 4(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Delivery Date); provided further that the obligation of the Company under this subsection (p) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(q)                   At or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Common Shares under this Agreement following a Suspension Period), Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Manager, shall deliver a negative assurance letter, dated and delivered as of such Bring- Down Delivery Date, in form and substance satisfactory to the Manager; provided that the obligation under this subsection (q) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(r)                  Upon commencement of the offering of the Common Shares under this Agreement (and upon recommencement of the offering of the Common Shares under this Agreement following a Suspension Period), and or promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Company shall file an annual report on Form 20-F (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F or interim financial statements on Form 6-K), (iii) there is filed with the Commission any document (other than an annual report on Form 20-F or interim financial statements on Form 6-K) incorporated by reference into the Prospectus which contains financial information, the Manager shall make a reasonable request therefor, to cause the Accountant, or other independent accountants satisfactory to the Manager, forthwith to furnish to the Manager a letter (“Comfort Letter”), dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(d) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that the obligation of the Company under this subsection (r) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(s)                   Upon commencement of the offering of the Common Shares under this Agreement (and upon recommencement of the offering of the Common Shares under this Agreement following a Suspension Period), and or promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Company shall file an annual report on Form 20-F (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F or interim financial statements on Form 6-K), (iii) there is filed with the Commission any document (other than an annual report on Form 20-F or interim financial statements on Form 6-K) incorporated by reference into the Prospectus which contains financial information, the Company shall cause to be furnished to the Manager written title opinions of McDougall Gauley LLP and MLT Aikins LLP or other counsel reasonably satisfactory to the Manager (“Company Mining Counsel”), with respect to Material Mining Properties of the Company, in form and substance reasonably satisfactory to the Manager and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, the Company shall be required to furnish to Manager no more than one opinion hereunder per calendar quarter; provided, further, that in lieu of such opinions for subsequent periodic filings under the Exchange Act, counsel may furnish the Manager with a letter (a “Reliance Mining Letter”) to the effect that the Manager may rely on a prior opinion delivered under this Section 4(s) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Mining Letter).

(t)                       To furnish or cause to be furnished forthwith to the Manager at or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Common Shares under this Agreement following a Suspension Period), for which no waiver is applicable, a certificate executed by the Chief Financial Officer of the Company (“CFO Certificate”), dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Manager, of the same tenor as the certificate referred to in Section 6(h) of this Agreement; provided, however, that the obligation of the Company under this subsection (t) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(u)                   That the Company acknowledges that the Manager may trade in Common Shares for the Manager’s own account and for the account of its clients at the same time as sales of the Common Shares occur pursuant to this Agreement; provided, that such activity of the Manager is conducted in compliance with Regulation M under the Exchange Act.

(v)                   If, to the knowledge of the Company, any condition set forth in Section 6(a), 6(j) or 6(k) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Common Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Common Shares.

(w)                   To disclose in its annual report on Form 20-F and in its interim financial statements on Form 6-K the number of the Common Shares sold through or to the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid to the Manager by the Company with respect to sales of the Common Shares pursuant to this Agreement during the period covered by the report.

(x)                   At each Bring-Down Delivery Date, to conduct a due diligence session, in form and substance, satisfactory to the Manager, which shall include representatives of the management (including its qualified person(s) for the purposes of NI 43-101), and the accountants of the Company.

(y)                   To ensure that, prior to instructing the Manager to sell Common Shares, the Company shall have obtained all necessary corporate authority for the offer and sale of such Common Shares.

(z)                   If, immediately prior to the third anniversary of the effectiveness of the Registration Statement, any of the Common Shares remain unsold hereunder, the Company will, prior to such third anniversary, file a new prospectus supplement (the “New Prospectus Supplement”) relating to the Common Shares to its subsequent registration statement on Form F-3 (the “Subsequent Registration Statement”), and will take all other reasonable actions necessary or appropriate to permit the offering and sale of the Common Shares to continue as contemplated in the expired registration statement relating to such Common Shares and this Agreement. Upon filing of the New Prospectus Supplement, except where the context otherwise requires, references herein to the “Registration Statement” shall be deemed to refer to the Subsequent Registration Statement, and references herein to the “Prospectus Supplement” shall be deemed to refer to the New Prospectus Supplement.

SECTION 5: Payment of Expenses. Except as otherwise agreed in writing among the Company and the Manager, the Company agrees, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of the Company’s expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the ATM Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each such document to the Manager (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Common Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Common Shares, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each such document to the Manager (including costs of mailing and shipment), (iv) the qualification of the Common Shares for offering and sale under state, provincial and federal laws and the determination of their eligibility for investment under state, provincial or foreign law as aforesaid and the printing and furnishing of copies of any blue sky surveys to the Manager, (v) the listing of the Common Shares on Nasdaq and the CSE, (vi) any filing for review of the public offering of the Common Shares by FINRA, including the reasonable legal fees and disbursements of counsel for the Manager relating to FINRA matters and (vii) the reasonable fees and disbursements of the Company’s counsel and of the Company’s accountants. The Manager will pay all of its out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses; provided, however, that the Company will reimburse (x) all fees, costs and expenses of external counsel to the Manager, in an amount of up to US$125,000 in the aggregate, payable upon execution of this Agreement, plus an additional US$15,000 per calendar quarter in connection with each Bring-Down Delivery Date on which the Company is required to provide a certificate pursuant to Section 4(o) and an additional US$25,000 for each program “refresh” (i.e., the filing of a new registration statement, prospectus or prospectus supplement relating to the Common Shares and/or an amendment of this Agreement), and (y) the filing fees and expenses in connection with filings with the FINRA Corporate Financing Department, upon request from time to time.

SECTION 6: Conditions of the Manager’s Obligations. The obligations of the Manager are subject to (i) the accuracy of the representations and warranties of the Company as of each Representation Date, (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent.

(a)         The Registration Statement shall have become effective and (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Common Shares for offer or sale in any jurisdiction, or, to the knowledge of the Company or the Manager, of the initiation or threatening in writing of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the Base Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) no Permitted Free Writing Prospectus and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)         Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus, there shall not have been any Material Adverse Effect, in the judgment of the Manager.

(c)         On every date specified in Section 4(p) hereof, the Manager shall have received an opinion and, as applicable, the negative assurance letter of each Company Counsel, in form and substance satisfactory to the Manager, dated as of such date.

(d)         On every date specified in Section 4(r) hereof, the Manager shall have received from the Accountant, or Accountants, as applicable, in form and substance satisfactory to the Manager, a Comfort Letter or Comfort Letters, dated as of such date.

(e)         On every date specified in Section 4(s) hereof, the Manager shall have received an opinion of Company Mining Counsel in form and substance satisfactory to the Manager, dated as of such date.

(f)         On every date specified in Section 4(o) hereof, the Manager shall have received a certificate to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Bring-Down Delivery Date, (ii) the Company has performed its obligations under this Agreement that it is required to perform on or prior to such Bring-Down Delivery Date, and (iii) the conditions set forth in paragraphs (a)   and (b) of Section 6 hereof have been met. The certificate shall also state that the Common Shares have been duly and validly authorized and reserved by the Company, that all company action required to be taken for the issuance and sale of the Common Shares as fully paid and nonassessable Common Shares has been validly and sufficiently taken, and that the Company’s board of directors, or a duly authorized committee thereof, has not revoked, rescinded or otherwise modified or withdrawn such authorization.

(g)         On every date specified in Section 4(q) hereof, the Manager shall have received a negative assurance letter of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Manager, in form and substance satisfactory to the Manager, dated as of such date.

(h)         On every date specified in Section 4(t) hereof, the Manager shall have received a CFO Certificate in form and substance satisfactory to the Manager, dated as of such date.

(i)         All filings with the Commission required by Rule 424 under the Act to have been filed by any Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(j)         The Company shall have filed an application for listing of the Common Shares on Nasdaq prior to the sale of any Common Shares hereunder.

(k)         The Company shall have duly notified the CSE of the issuance of the Common Shares and the CSE shall not have objected thereto or denied the listing thereof.

SECTION 7: Indemnification and Contribution.

(a)                   The Company agrees to indemnify, defend and hold harmless the Manager, its partners, employees, agents, members, directors and officers, any person who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of the Manager that has, or is alleged to have, participated in the distribution of Common Shares, and the successors and assigns of all the foregoing persons, from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which the Manager or any such person may incur under the Act, the Exchange Act, applicable Canadian securities laws, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Base Prospectus, the ATM Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any “issuer information” (as defined in Rule 433) of the Company, in any road show as defined under Rule 433(h) (a “road show”) or in any Permitted Free Writing Prospectus, or that arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any action, suit, inquiry or proceeding (together, a “Proceeding”) is brought against the Manager or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Manager or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Manager or any such person or otherwise except to the extent the Company was materially prejudiced by such omission. The Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least thirty (30) days’ prior notice of its intention to settle. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)                   The Manager agrees to indemnify and hold harmless the Company and its respective partners, employees, agents, members, directors and each officer that signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to the Manager furnished in writing by or on behalf of the Manager to the Company expressly for use with reference to the Manager in the Prospectus or arising out of or is based upon any omission or alleged omission to state a material fact therein in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, it being understood and agreed that the only such information furnished by the Manager consists of the following information in the Prospectus furnished on behalf of the Manager: the second sentence of the seventh paragraph under the caption “Plan of Distribution.”

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Manager pursuant to the foregoing paragraph, such Company or such person shall promptly notify the Manager in writing of the institution of such Proceeding and the Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Manager shall not relieve the Manager from any liability which the Manager may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Manager in connection with the defense of such Proceeding or the Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Manager (in which case the Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Manager), in any of which events such fees and expenses shall be borne by the Manager and paid as incurred (it being understood, however, that the Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Manager but, if settled with the written consent of the Manager or if there be a final judgment for the plaintiff, the Manager agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Manager to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Manager agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Manager of the aforesaid request, (ii) the Manager shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the Manager at least 30 days’ prior notice of its intention to settle. The Manager shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c)                   If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other hand, from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of commissions paid hereunder but before deducting expenses) received by the Company, and the total commissions received by the Manager hereunder, bear to the aggregate public offering price of the Common Shares. The relative fault of the Company, on the one hand, and of the Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Manager and the party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection (c) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)                   The Company and the Manager agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                    The Company and the Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Common Shares, or in connection with the Registration Statement, the Base Prospectus or the Prospectus.

SECTION 8: Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 hereof and the covenants, warranties and representations of the Company contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Common Shares.

SECTION 9: Termination.

(a)         The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 18 and 20 hereof shall remain in full force and effect notwithstanding such termination.

(b)         The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Common Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 5, 7, 8, 10, 11, 12, 18 and 20 hereof shall remain in full force and effect notwithstanding such termination.

(c)         This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 8 hereof shall remain in full force and effect.

(d)         Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Common Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi) hereof.

(e)         Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Common Shares through the Manager on the terms and subject to the conditions set forth herein, except that Sections 5, 7, 8, 10, 11, 12, 18 and 20 and shall remain in full force and effect.

SECTION 10: Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or transmitted by any standard form of telecommunication and, if to the Manager, shall be sufficient in all respects if delivered or sent to Canaccord Genuity LLC, 1 Post Office Square, Suite 3000, Boston, Massachusetts 02109, Attention: ECM, General Counsel (email: lteipner@cgf.com), with a copy which shall not constitute notice to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, Attention: John Rudy (email: JRudy@mintz.com) and Jeffrey Cohan (JDCohan@mintz.com); and, if sent to the Company, shall be delivered or sent to Foremost Clean Energy Ltd., 750 West Pender Street, Suite 250, Vancouver, British Columbia V7Y 1K3 Attention: Jason Barnard, with a copy which shall not constitute notice to Dorsey & Whitney, LLP, 1400 Wewatta Street, Suite 400, Denver, CO 80202-5549, Attention: Anthony Epps (email: epps.anthony@dorsey.com). Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11: Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Company and the Manager and, to the extent provided in Section 7 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through or from the Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12: No Fiduciary Relationship. The Company hereby acknowledges that the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Common Shares. The Company further acknowledges that the Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Manager act or be responsible as a fiduciary to the Company, the management, stockholders or creditors or any other person in connection with any activity that the Manager may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Manager agree that each is responsible for making its own independent judgments with respect to any such transactions and that any opinions or views expressed by the Manager to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13: Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof and may file with the Commission a Current Report on Form 6-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Manager prior to making such disclosures, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or Commission, Nasdaq or CSE rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties.

SECTION 14: Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Shares.

SECTION 15: Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16: Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17: Electronic Signature. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 18: Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 19: Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 20: Applicable Law and Submission to Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated hereby (including without limitation, any claims sounding in equity, statutory law, contract law or tort law arising out of the subject matter hereof) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws doctrine. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Designated Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Designated Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 21: Successors and Assigns. This Agreement shall be binding upon the Company and the Manager and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s and the Manager’s respective businesses and/or assets.

SECTION 22: Recognition of the U.S. Special Resolution Regimes. (a) In the event that the Manager qualifies as a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)         In the event that the Manager qualifies as a Covered Entity and becomes subject, or a BHC Act Affiliate of the Manager becomes subject, to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 23: Miscellaneous. Securities sold, offered or recommended by the Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. Lending affiliates of the Manager have or may in the future have lending relationships with issuers of securities underwritten or privately placed by the Manager. Prospectuses and other disclosure documents for securities underwritten or privately placed by the Manager may disclose the existence of any such lending relationships and whether the proceeds of the issue may be used to repay debts owed to affiliates of the Manager.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding between the Company and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Manager. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

FOREMOST CLEAN ENERGY LTD.

By:	/s/ Jason Barnard
Title:	President & CEO

ACCEPTED as of the date first above written

CANACCORD GENUITY LLC

By: /s/ Jennifer Pardi

Name: Jennifer Pardi

Title: Managing Director

Schedule A

Jason Barnard

Exhibit 3(a)(i)

From:	Foremost Clean Energy Ltd.

To:	Canaccord Genuity LLC

Subject:	At-the-Market Offering Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Foremost Clean Energy Ltd., a British Columbia corporation (the “Company”) and Canaccord Genuity LLC (the “Manager”) dated July 25, 2025 (the “Agreement”), I hereby request on behalf of the Company that the Manager sell up to [●] common shares of the Company, no par value per share (the “Common Shares”) at a minimum market price of $[●] per Common Share between [ ], 20[ ] and [ ], 20[ ]. [There shall be no limitation on the number of Common Shares that may be sold on any one (1) day.][No more than [●] Common Shares may be sold on any one (1) day.] [Other sales parameters]

Very truly yours,

By:
Name:	[ ]
Title:	[ ]